                                                                EXHIBIT 99.16(c)

Merrill Lynch North Carolina Municipal Bond Fund
     of Merrill Lynch Multi-State Municipal
             Series Trust - Class C
               10/21/94 - 7/31/95

                                                         Since           Since
                                                       Inception       Inception
                                                     Average Annual      Total
                                                      Total Return      Return*
                                                      ------------     ---------
Initial Investment                                      $1,000.00      $1,000.00

Divided by Net Asset Value                                   9.80           9.80
                                                        ---------      ---------
Equals Shares Purchased                                   102.041        102.041

Plus Shares Acquired through
  Dividend Reinvestment                                     3.762          3.762
                                                        ---------      ---------
Equals Shares Held at 7/31/95                             105.803        105.803

Multiplied by Net Asset Value at 7/31/95                    10.29          10.29
                                                        ---------      ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                       1,088.71       1,088.71

Less deferred sales charge                                (10.00)           0.00
                                                        ---------      ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95                     1,078.71       1,088.71
                                                        ---------      ---------
Divided by $1,000 (P)                                      1.0787         1.0887

Subtract 1                                                 0.0787         0.0887


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)                 7.87%
                                                        =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                                    8.87%
                                                                       =========
ERV divided by P                                           1.0787

Raise to the power of                                      1.2898

Equals                                                     1.1027

Subtract 1                                                 0.1027


Expressed as a percentage equals the
  Average Annualized Total Return                          10.27%
                                                        =========

*  Does not include sales charge for the period.

             30 DAYS STANDARDIZED YIELD
            FOR THE PERIOD ENDING 7-31-95

   MERRILL LYNCH NORTH CAROLINA MUNICIPAL BOND FUND OF
MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS C


Long term income generally based on yield to
   maturity times market value of each security                           $3,563

Plus short term income accrued for the past
   thirty days                                                               194
                                                                 ---------------
Equals Total Income                                                        3,757

Less expenses for the past thirty days                                      -879
                                                                 ---------------
Equals net monthly income for yield calculation                            2,878
                                                                 ---------------
Average shares outstanding for 30 days                                    73,385

Times the Net Asset Value                                                  10.28
                                                                 ---------------
Equals total dollars                                                    $754,394
                                                                 ===============

Net monthly income divided by total dollars equals                   0.003814769

Add 1                                                                1.003814769

Raise to the power of 6                                              1.023108014

Subtract 1                                                           0.023108014

Times 2                                                              0.046216029

Expressed as a percentage equals the
   standardized yield for the 30 day period                                4.62%
                                                                        ========

Tax Rate                                                                  28.00%

X = 1 minus Tax Rate                                                      72.00%

Standardized Yield divided by X equals
   Tax Equivalent Yield for 30 day period                                  6.42%
                                                                        ========